CONTACTS:	Financial Analysts Michael Doherty +1-949-673-1907 mdoherty@trestlecorp.com	Industry Contacts Anthony Taddey +1-310-344-4030 ttaddey@trestlecorp.com
Exhibit 99.1

Trestle Announces the Receipt of US Patent #6,993,169, B2 for Region of Interest Detection Technology

IRVINE, California, February 14, 2006—Trestle Holdings Inc. (OTCBB:TLHO), a leading supplier of robotic digital imaging systems and services and database management tools and solutions for use in clinical pathology, drug safety and discovery and educational applications announced today the receipt of US Patent #6,993,169B2 issued 01/31/06 for a System and Method for Finding Regions of Interest for Microscopic Digital Montage Imaging. The initial patent application was filed on 01/11/01.

This technology allows for less time being needed to complete the digital scanning process as it eliminates unnecessary white space from the area scanned. The System provides the user benefit of reducing scan times across all types of use-cases.

Maurizio Vecchione, CEO of Trestle Holdings, stated, “We are pleased to see the issuance of this patent on this cornerstone scanning technology. It is difficult to envision efficient scanning and digitization without the ability to discriminate between areas of a slide that contain tissue information and areas of empty space. Trestle’s unique capability here bodes well for our ability to streamline scanning time in support of emerging digital workflow for the digitized pathology practice.”

About Trestle Holdings Inc.

Trestle Holdings Inc. develops and sells digital pathology imaging and telemedicine applications to the life sciences markets. The Company's products link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The Company's live microscopy products allow multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time. The Company’s slide scanning and imaging products perform high-speed whole glass slide digitization for virtual microscopy applications. Trestle’s slide scanning products facilitate image analysis, data management, digital workflow and data association applications for clinical and research customers.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle’s integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment.

SAFE HARBOR STATEMENT

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, the approval or disapproval of our recently submitted FDA 510(k) submission, our efforts to integrate our recently announced acquisition of the assets of InterScope Technologies, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###